EXHIBIT 5




                                   November 4, 1997



The Board of Directors
C&D TECHNOLOGIES, INC.
1400 Union Meeting Road
Blue Bell, Pennsylvania 19422

Gentlemen:

     You have requested our opinion in connection with the filing by C&D TECHNOLOGIES, INC., a Delaware corporation (the
"Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration Statement No. 333-38893) (the "Registration Statement") under the Securities
Act of 1933 (the "Securities Act") with respect to 631,969 shares of common stock, $.01 par value, of the Company ("Common Stock"). The Registration Statement relates to the proposed sale of 452,551 shares of Common Stock by the Company (the "Company Shares"), which consist of previously issued shares held by the company in its treasury, and the proposed sale of 179,418 shares of Common Stock by certain stockholders (the "Selling Stockholder Shares," and together with the Company Shares, the "Firm Shares").

     We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons who signed such documents.

     Based upon the foregoing, it is our opinion that the Firm
Shares have been duly authorized, and are legally issued, fully paid and non-assessable.

     The foregoing opinion relates only to matters of the internal law of the State of New York and to the General Corporation Law of the State of Delaware and to matters of federal law and does not purport to express any opinion on the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ PROSKAUER ROSE LLP